Exhibit 10.2

Eleventh Amended and Restated Rent Supplement

(CREZ Lease)

November 9, 2017

This Eleventh Amended and Restated Rent Supplement (this “Eleventh Amended Supplement”) between Sharyland Distribution & Transmission Services, L.L.C. (“Lessor”) and Sharyland Utilities, L.P. (“Lessee”) is executed and delivered on November 9, 2017 (the “Effective Date”) to memorialize supplements to the CREZ Lease (as defined below). Capitalized terms used herein that are not otherwise defined will have the meanings assigned to them in the CREZ Lease.

WHEREAS, Lessor and Lessee are Parties to a Third Amended and Restated Lease Agreement (CREZ Assets) dated as of December 4, 2015 (as amended from time to time in accordance with its terms, the “Amended and Restated Lease”), and, on February 22, 2017, the Parties executed the Tenth Amended and Restated Rent Supplement (CREZ Lease) effective as of January 1, 2017 (the “Tenth Amended Supplement”);

WHEREAS, on or around the Effective Date, pursuant to an Agreement and Plan of Merger among Lessor, Lessee, Oncor Electric Delivery Company LLC (“Oncor”) and certain other parties thereto, Lessor is disposing of certain transmission and distribution assets that are subject to the Stanton/Brady/Celeste Lease and the McAllen Lease and, in exchange therefor, is acquiring certain transmission assets (the “Acquired Transmission Assets”) and cash from Oncor (the “Exchange Transaction”);

WHEREAS, also on the Effective Date, Lessor and Lessee are entering into the Fourth Amended and Restated CREZ Lease Agreement (as amended from time to time in accordance with its terms, the “CREZ Lease”), which amends and restates the Amended and Restated Lease in its entirety; and

WHEREAS, in connection therewith, the Parties now desire to amend and restate the Tenth Amended Supplement as set forth herein to reflect the addition of the Acquired Transmission Assets, while maintaining the existing rent payments set forth in the Tenth Amended Supplement with respect to the Panhandle Assets that were subject to the Amended and Restated Lease.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree to the following:

1. The Tenth Amended Supplement is hereby amended and restated in its entirety as set forth below.

2. The CREZ Lease, except as supplemented by this Eleventh Amended Supplement, shall remain in full force and effect.

Incremental CapEx:
2013	$466,424,280
2014	$198,982,000
2015	$3,493,096
2016	$3,906,367
2017	$49,475,943	*
	$0	**
(Total 2017)	$49,475,943	***

1	CREZ LEASE

*	Represents the aggregate amount of Incremental CapEx related to the Panhandle Assets (the “Panhandle CapEx”) that the Parties expected to be placed in service in 2017. Rent supplements with respect to this Incremental CapEx were agreed to and memorialized as part of the Ninth Amended and Restated Rent Supplement (CREZ Lease) dated December 31, 2016 (“Ninth Amended Supplement”). Of the 2017 Panhandle CapEx, $0 was expected to be in service as of the balance sheet date reflected in Lessee’s first 2017 Regulatory Order (“First 2017 CapEx”), an aggregate of $49,475,943 was expected to be in service as of the balance sheet date reflected in Lessee’s second 2017 Regulatory Order (“Second 2017 CapEx”), and $0 was expected to be placed in service throughout the remainder of 2017 (“2017 Stub-Year CapEx”) and to be included in the first 2018 Regulatory Order. The Parties expected the First 2017 CapEx, Second 2017 CapEx, and 2017 Stub-Year CapEx, collectively, to have a weighted average in-service date of July 1, 2017. The Parties expected the first 2017 Regulatory Order to be effective on May 1, 2017, the second 2017 Regulatory Order to be effective on March 1, 2018, and the first 2018 Regulatory Order to be effective on June 1, 2018.
**	Represents the aggregate amount of Incremental CapEx related to the Acquired Transmission Assets that the Parties expect to be placed in service throughout the balance of 2017 (“2017 Acquired Assets CapEx”) and included in the first 2018 Regulatory Order.
***	Represents the total amount of Incremental CapEx that the Parties expect to be placed in service during 2017.

Lessee CapEx:
2013	$0
2014	$0
2015	$0
2016	$0
2017	$0

Total Base Rent by Lease Year:
2013	$21,758,233
2014	$67,335,947
2015	$68,524,342
2016	$66,118,564
2017	$70,299,483	*
2018	$110,990,288	**
2019	$108,484,823
2020	$105,178,829

*	Pursuant to the Tenth Amended Supplement, Lessee has made a monthly 2017 Base Rent payment of $5,321,692 on the 15th day of each month beginning on March 15, 2017 through June 15, 2017 (with respect to January 2017 through April 2017). Subsequently, Lessee has made or will make, as applicable, a 2017 Base Rent payment of $5,321,692 on the 15th day of each month beginning on July 15, 2017 through December 15, 2017 (with respect to May 2017 through October 2017), with the increase in monthly Base Rent reflecting 2016 Stub-Year CapEx and commencing May 1, 2017, which was the expected date of the approval of Lessee’s first 2017 Regulatory Order. Lessee will then make a 2017 Base Rent payment of $7,973,119 on January 15, 2018 and $9,109,445 on February 15, 2018 (with respect to November 2017 and December 2017, respectively), with the increase in monthly Base Rent reflecting the addition of the Acquired Transmission Assets and commencing November 10, 2017, which is the day after the closing of the Exchange Transaction. The Parties estimate the Rate Base of the Acquired Transmission Assets to be $355,389,996 as of the Effective Date.
**	Lessee will make a monthly 2018 Base Rent payment of $8,912,370 on the 15th day of each month beginning on March 15, 2018 through April 15, 2018 (with respect to January 2018 through February 2018). Lessee will then make a monthly 2018 Base Rent payment of $9,316,555 on the 15th day of each month beginning on May 15, 2018 through July 15, 2018 (with respect to March 2018 through May 2018), with the increase in monthly Base Rent reflecting Second 2017 CapEx and commencing March 1, 2018, which is 30 days after the expected approval of Lessee’s second 2017 Regulatory Order. Lessee will then make a 2018 Base Rent payment of $9,316,555 on the 15th day of each month beginning on August 15, 2018 through February 15, 2019 (with respect to June 2018 through December 2018), with the increase in monthly Base Rent reflecting 2017 Stub-Year CapEx and commencing June 1, 2018, which is the expected date of the approval of Lessee’s first 2018 Regulatory Order.

2	CREZ LEASE

Monthly Transition Costs Payment:	$8,662	*

*	Lessee will make a monthly Transition Costs Payment of $8,662 on the 15th day of each month beginning on January 15, 2018 through December 15, 2019 (with respect to November 2017 through October 2019).

Percentage Rent Rates:
2013	29.2%
2014	31.6%
2015	31.3%
2016	30.3%
2017	29.5%
2018	28.5%
2019	27.7%
2020	26.8%

Annual Percentage Rent Breakpoints:
2013	$21,758,233
2014	$67,335,947
2015	$68,524,342
2016	$66,109,550
2017	$63,906,713	*
2018	$65,619,093	**
2019	$64,095,731
2020	$61,771,840

*	The 2017 Annual Percentage Rent Breakpoint reflects the assumptions set forth above regarding the timing of the first 2017 Regulatory Order and the second 2017 Regulatory Order, as well as the amount of First 2017 CapEx and Second 2017 CapEx and the Rate Base of the Acquired Transmission Assets as of the Effective Date.
**	The 2018 Annual Percentage Rent Breakpoint reflects the assumptions set forth above regarding the timing of the 2017 Regulatory Order, the second 2017 Regulatory Order and the first 2018 Regulatory Order, as well as the amount of First 2017 CapEx, Second 2017 CapEx and 2017 Stub-Year CapEx and the Rate Base of the Acquired Transmission Assets as of the Effective Date.

3	CREZ LEASE

Revenues Attributable to Lessee CapEx:
2013	$0
2014	$0
2015	$0
2016	$0
2017	$0

TCOS
Allocation:	between June 20, 2013 and October 17, 2013: 65.3%
between October 17, 2013 and February 25, 2014: 84.8%
between February 25, 2014 and May 1, 2014: 83.3%
between May 1, 2014 and October 3, 2014: 80.9%
between October 3, 2014 and March 31, 2015: 75.8%

between April 1, 2015 and October 31, 2015: 72.7%

between November 1, 2015 and June 13, 2016: 65.6%

between June 14, 2016 and September 22, 2016: 56.8%

between September 23, 2016 and April 30, 2017: 49.0%

between May 1, 2017 and November 9, 2017: 46.1%

between November 10, 2017 and February 28, 2018: 35.9%

starting March 1, 2018: 36.2%

Allocated Other Revenue: None

Term of Rent Supplement: Expires 12/31/20

4	CREZ LEASE

The Parties have executed this Eleventh Amended Supplement to the CREZ Lease as of the date set forth above.

SHARYLAND UTILITIES, L.P.

By:	/s/ Greg Wilks

Name:	Greg Wilks
Title:	Chief Financial Officer

SHARYLAND DISTRIBUTION &
TRANSMISSION SERVICES, L.L.C.

By:	/s/ Brant Meleski

Name:	Brant Meleski
Title:	Chief Financial Officer

CREZ LEASE